Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

This Certification is being furnished, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002. This Certification is included solely for the purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose. In connection with the accompanying Quarterly Report on Form 10-Q of Revolution Lighting Technologies, Inc. for the quarter ended September 30, 2015, each of the undersigned hereby certifies in his capacity as an officer of Revolution Lighting Technologies, Inc. that to such officer’s knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ Robert V. LaPenta
Dated: November 5, 2015		Robert V. LaPenta
Chairman of the Board, Chief Executive Officer and President
(Principal Executive Officer)

	By:	/s/ James A. DePalma
Dated: November 5, 2015		James A. DePalma
Chief Financial Officer
(Principal Financial Officer)